UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2006

Foldera, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-118799	20-0375035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17011 Beach Blvd., Suite 1500 Huntington Beach, California		92647
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (714) 766-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 22, 2006, Foldera, Inc., a Nevada corporation (the "Company") filed a Current Report on Form 8-K (the "Initial Report") to report the initial closing of a private placement to accredited investors of approximately 1,235,144 shares of the Company's common stock at a purchase price of $2.25 per share and the issuance of three-year warrants to purchase up to an aggregate of 617,572 shares of the Company's common stock at an initial exercise price of $2.25 per share.  This Amendment No. 1 to Current Report on Form 8-K/A, which amends and restates the Initial Report in its entirety, is being filed to supplement the disclosure of the material terms of this private placement and to report on subsequent events relating to this private placement.

Item 3.02. Unregistered Sales of Equity Securities.

On August 16, 2006, we completed the initial closing of a private placement to accredited investors of approximately 1,235,144 shares of our common stock, at a purchase price of $2.25 per share, for gross proceeds of $2,779,074.25. As part of the private placement, the investors were issued three-year warrants to purchase up to an aggregate of 617,572 shares of our common stock, at an initial exercise price of $2.25. As an inducement to the investors to complete the initial closing of the private placement, on or about August 14, 2006, we entered into an oral agreement with Brookstreet Securities Corporation (“Brookstreet”), the exclusive placement agent for the private placement, to provide to the investors price-protection for any equity issuances within three months of the final closing of the private placement. Pursuant to this price-protection commitment, we agreed that if we issued any additional equity securities for less than $2.25 per share (an “Additional Issuance”) within three months of the final closing of the private placement, the investors would receive additional shares of our common stock and additional warrants to purchase shares of our common stock, and the exercise price of the investors’ outstanding warrants to purchase shares of our common stock would be reduced, as if such investors had originally participated in such Additional Issuance.

Subsequent closings of this private placement (the “August 2006 Private Placement”) occurred on August 25, 2006 and August 29, 2006. In the August 2006 Private Placement, we issued an aggregate of 1,957,917 shares of our common stock at a purchase price of $2.25 per share, for gross proceeds of $4,405,315.25, and three-year warrants to purchase up to a maximum of 978,959 shares of our common stock at an exercise price of $2.25 per share. The net proceeds from the August 2006 Private Placement, following the payment of offering-related expenses, will be used by us for our capital expenditure requirements and for working capital and other general corporate purposes. At the closing of the August 2006 Private Placement, we paid Brookstreet cash compensation of 13% of the gross proceeds of the August 2006 Private Placement and a three-year warrant to purchase 293,687 shares of our common stock at an initial exercise price of $2.25 per share.

We agreed, pursuant to the terms of the subscription agreements with the investors, to (i) file a shelf registration statement with respect to the resale of shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants with the SEC within 45 days after the final closing date; (ii) use our best efforts to have the shelf registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 120 days after the final closing date, (iii) use our best efforts to respond to any SEC comments or questions regarding the shelf registration statement on or prior to the date which is 20 business days from the date such comments or questions are received, but in any event not later than 30 business days from the date such comments or questions are received; and (iv) keep the shelf registration statement effective for 12 months following the effective date of the shelf registration statement. If we are unable to comply with any of the above covenants, we will be required to issue the investors additional shares of our common stock in an amount of 1.0% of the number of shares sold to the investors for the first 30-day period in which we fail to comply with any of the above covenants, with additional shares being issued at a rate of 1.0% of the number of shares sold for each week in which we fail to comply. In no event, however, will such additional shares exceed 10.0% of the number of shares issued to the investors. On or about October 3, 2006, we entered into agreements with each of the investors pursuant to which the investors waived the requirement that the registration statement be filed within 45 days after the final closing date. Pursuant to these waiver agreements, we agreed to file a registration statement (a) on or prior to November 15, 2006 if we failed to close an additional private placement on or prior to October 31, 2006, and (b) within 60 days after the closing of an additional private placement provided that such additional private placement closed on or prior to October 31, 2006. We subsequently closed an additional private placement on October 19, 2006, and we filed the registration statement within 60 days after the closing of that additional private placement.

As reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2006, on October 19, 2006 we completed a private placement to two institutional accredited investors of 4,166,667 shares of our common stock at a purchase price of $1.08 per share, for gross proceeds of $4,500,000, and five-year warrants to purchase up to an aggregate of 2,083,334 shares of our common stock at an initial exercise price of $1.75 per share (the “October 2006 Private Placement”).

The October 2006 Private Placement constituted an Additional Issuance for purposes of our price-protection commitment to the investors who participated in the August 2006 Private Placement. Accordingly, in November 2006 we issued to those investors an aggregate of 2,121,079 additional shares of our common stock and warrants to purchase an additional 1,060,536 shares of our common stock at an exercise price of $1.75. We issued 2,121,079 additional shares of our common stock because such investors would have received an aggregate of 4,078,996 shares if the purchase price in the August 2006 Private Placement was reduced from $2.25 per share to $1.08 per share, and we issued warrants to purchase an additional 1,060,536 shares of our common stock to provide such investors with fifty percent (50%) warrant coverage based on the as-adjusted total number of shares issued in the August 2006 Private Placement. In addition, we reset the exercise price of the outstanding warrants held by those investors from $2.25 per share to $1.75 per share.

As a result of the issuance of additional shares of our common stock to the investors who participated in the August 2006 Private Placement at an effective purchase price of $1.08 per share, we issued to Brookstreet in November 2006 warrants to purchase an additional 318,162 shares of our common stock at an exercise price of $1.08 per share, and reset the exercise price of the outstanding warrants held by Brookstreet from $2.25 per share to $1.08 per share, as required by the terms of our placement agency agreement with Brookstreet. Pursuant to this placement agency agreement, Brookstreet was entitled to receive warrants to purchase an aggregate of fifteen percent (15%) of the total number of shares issued in the August 2006 Private Placement at a per share exercise price equal to the price per share paid for our shares of common stock in the August 2006 Private Placement.

Other. The common stock, warrants and common stock issuable upon exercise of the warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Copies of the definitive agreements relating to the issuance and sale of the common stock and warrants are filed herewith as Exhibits 4.1 and 10.1, and a summary of our oral agreement with Brookstreet to provide a price-protection commitment is filed herewith as Exhibit 10.2, and each is incorporated herein by reference. The foregoing summary descriptions of the definitive agreements and the summary of our oral agreement with Brookstreet are qualified in their entirety by reference to the full texts of each of such exhibits.

On August 22, 2006, we issued a press release announcing the closing of the private placement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock of Foldera, Inc. for each investor.

10.1	Form of Subscription Agreement with Foldera, Inc. for each investor.

10.2	Summary of Oral Agreement for Price-Protection between Foldera, Inc. and Brookstreet Securities Corporation entered into on or about August 14, 2006.

99.1	Press Release issued by Foldera, Inc. on August 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FOLDERA, INC.

Date: March 30, 2007	By: /s/ Reid Dabney
Reid Dabney
Senior Vice President and Chief Financial Officer